Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Central Valley Community Bancorp on Form S-3 of our report dated March 10, 2021 on the consolidated financial statements appearing in the 2020 Form 10-K of Central Valley Community Bancorp, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP
Crowe LLP

Sacramento, California
March 19, 2021

Exhibit 23.1